Exhibit 10.8

AULT ALLIANCE, Inc.

Second Amendment To

Senior Secured Promissory Note

This second amendment (the “Amendment”), dated as May 2, 2023 to the Senior Secured Promissory Note dated December 16, 2022, as previously amended (the “Note”), issued to Esousa Group Holdings, LLC (“Esousa”) by Ault Alliance, Inc. (formerly, BitNile Holdings, Inc.) (“AAI”). All capitalized terms in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Note.

WHEREAS, on April 6, 2023, AAI and Esousa amended the Note pursuant to which AAI agreed to make a payment of One Million Dollars ($1,000,000) towards the outstanding Principal on Esousa’s Note on each of April 18, 2023 and April 27, 2023 (the “April Payments”), which April Payments were not made.

WHEREAS, as of April 18, 2023, the outstanding amount owed on the Note was Ten Million Four Hundred Twenty-Nine Thousand Five Hundred Ninety-Seven Dollars and Forty-Three Cents ($10,429,597.43), representing an outstanding Principal Amount of Ten Million Two Hundred Eighty-Five Thousand Three Hundred Twenty-One Dollars and Fourteen Cents ($10,285,321.14) and accrued but unpaid interest of One Hundred Forty-Four Thousand Two Hundred Seventy-Six Dollars and Twenty-Nine Cents ($144,276.29).

WHEREAS, AAI has agreed to pay Esousa an extension fee of Two Hundred Thousand Dollars ($200,000) (the “Extension Fee”).

WHEREAS, on December 16, 2022, AAI, together with its subsidiaries, BitNile, Inc. (“BNI”) and Ault Lending, LLC (“Ault Lending” and together with AAI and BNI, the “Grantors”), entered into a security agreement (the ‘Security Agreement”) with Esousa, in its capacity as collateral agent (in such capacity, the “Agent”), pursuant to which the Grantors gave the Agent a security interest in certain of its collateral, including twelve thousand (12,000) Antminers (the “Miners”).

WHEREAS, AAI and Esousa desire to amend (i) the Note to extend the April Payment date and (ii) the Security Agreement to increase the number of Miners by two thousand (2,000) to fourteen thousand (14,000).

WHEREAS, AAI and Esousa desire to amend the (i) the Note in certain respects to, (A) extend the April Payments dates, and (B) revise the Principal Amount of the Note owed as of April 18, 2023, increased by the Extension Fee being added thereto pursuant to the terms of this Amendment, and (ii) Security Agreement to increase the number of Miners by two thousand (2,000) to fourteen thousand (14,000).

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1.       The first paragraph on page 1 of the Note is hereby deleted and replaced in its entirety by the following:

“For value received, AULT ALLIANCE, INC., a Delaware corporation (the “Maker” or the “Company”), hereby promises to pay to the order of Esousa Group Holdings LLC (the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Ten Million Six Hundred Twenty-Nine Thousand Five Hundred Ninety-Seven Dollars and Forty-Three Cents ($10,629,597.43) (the “Principal Amount”).”

2.       The second paragraph on page 1 of the Note is hereby deleted and replaced in its entirety by the following:

“All payments under or pursuant to this Original Issuance Discount Senior Secured Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The Company shall be obligated to make payments to the Investor as provided herein. The Outstanding Balance of this Note shall be due and payable on May 31, 2023 (the “Maturity Date”) or at such earlier time as provided herein; provided, that the Holder, in its sole discretion, may extend the Maturity Date to any date after the original Maturity Date; and provided, further that to the extent the Maker has paid at least $7,700,000 towards the Note between April 18, 2023 and May 31, 2023, the Maturity Date shall be automatically extended until June 30, 2023. In the event that the Maturity Date shall fall on Saturday or Sunday, such Maturity Date shall be the next succeeding Business Day. All calculations made pursuant to this Note shall be rounded down to three decimal places.”

3.       Section 3.1(f) of the Note is hereby deleted and replaced in its entirety by the following:

“(f)        Repayment of This Note. The Company shall make a payment of One Million Dollars ($1,000,000) towards the outstanding Principal on Esousa’s Note on each of April 26, 2023, May 2, 2023 and May 8, 2023. The Company shall also make payments within two (2) Business Days after receipt of funds to the Investors on a pari passu basis equal to the net proceeds, if any, generated from the sale of marketable securities by Ault Lending, LLC including, without limitation, the Mullen Securities (as defined in the Security Agreement). The Company shall also make payments to the Investors equal to eighty percent (80%) of the net proceeds generated from the sale of Capital Stock, but excluding the sale of Capital Stock from (i) transactions involving sales of securities to Ault & Company, Inc., provided, however, that in any transaction pursuant to this subsection (i), the Company shall be obligated to repay 50% of the net proceeds towards the Note. or (ii) a transaction in which the Designated Property is pledged or provided as collateral to secure the financing, provided, however, that in any transaction pursuant to this subsection (ii), the Company shall be obligated to repay $5,000,000 of this Note from the net proceeds. Other than as set forth on Schedule 5.7 of the Purchase Agreement, the Company has no outstanding Indebtedness (all such Indebtedness set forth on Schedule 5.7 of the Purchase Agreement is hereinafter referred to as the “Existing Debt” and is collectively referred to herein as the “Permitted Indebtedness”). The Company shall not make any voluntary cash prepayments on any Indebtedness at any time while any amounts are owing under the Note other than with respect to the Existing Debt or cash payments the Company is required to make pursuant to the express terms thereof existing on the date hereof. Neither the Company nor any Private Subsidiary shall incur any Indebtedness without the express written consent of the Investor.”

4.       Section 2(a) of the Security Agreement is hereby deleted and replaced in its entirety by the following:

“(a)       Fourteen thousand (14,000) Antminers, including: (a) all additions, replacements of and substitutions for all or any part of the foregoing property; (b) all records and data and embedded software relating to the foregoing property; and (c) all Proceeds including all Cash Proceeds and Noncash Proceeds (including any insurance proceeds), and products of any and all of the foregoing Collateral thereof (collectively, the “Mining Collateral”). The Mining Collateral shall not include any Bitcoin mined from the Mining Collateral. The serial numbers of the miners that constitute the Mining Collateral are and, in the future, shall be set forth on Schedule XII hereto, which may be amended from time to time by the Grantors to add additional miners upon prior written notice to the Collateral Agent, and may be amended from time to time to remove miners upon ten (10) days prior written notice to, and the consent of, the Collateral Agent;”.

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5.       Schedule XII to the Security Agreement is hereby deleted and replaced in its entirety with Exhibit A attached to this Amendment.

6.       For agreeing to enter into this Amendment, AAI agrees to pay Esousa the Extension Fee, which Extension Fee has been added to the Principal Amount of the Note as reflected in Section 1 above.

7.       Notwithstanding the date of execution hereunder, this Amendment shall be deemed effective as of April 18, 2023, and Esousa confirms and acknowledges that no Event of Default occurred under the Note as a result of any lapse of time between April 18, 2023 and the date of execution of this Amendment.

8.       Each of Ault & Company, Inc., BitNile, Inc., Ault Lending, LLC and Milton C. Ault, III (each, a “Guarantor”) hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty, dated as of December 16, 2022 executed by each of them in favor of Esousa Group Holdings LLC, as Agent (the “Guaranty”) are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Amendment.

9.        This Amendment shall be binding on the Holder and all of its successors, heirs, personal representatives and assigns and permitted transferees.

10.      Except as amended hereby, the Note and Security Agreement shall remain unmodified and is hereby ratified in all respects.

11.      This Amendment may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[signature page follows]

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Agreed this 1st day of May, 2023.

AULT ALLIANCE, INC.	ESOUSA GROUP HOLDINGS, LLC

By:	By:
William B. Horne		Michael Wachs
Chief Executive Officer		Managing Member

Solely for purposes of Section 8 hereof:

AULT & COMPANY, INC.		BITNILE, INC.

By:		By:
	Milton C. Ault, III		William B. Horne
	Chief Executive Officer		Chief Executive Officer

AULT LENDING, LLC		MILTON C. AULT, III

By:		By:
David J. Katzoff
Manager

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SCHEDULE A

LIST OF MINERS

[see attached excel spreadsheet]

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